                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                     among

                               Video City, Inc.

                             Keystone Merger Corp.

                                      and

                     West Coast Entertainment Corporation


                                August 1, 1999

                               TABLE OF CONTENTS

                                                                                   Page
ARTICLE I

     THE MERGER                                                                      1
     Section 1.01  Effective Time of the Merger                                      1
     Section 1.02  Closing                                                           1
     Section 1.03  Effects of the Merger                                             2
     Section 1.04  Directors and Officers                                            2

ARTICLE II

     CONVERSION OF SECURITIES                                                        2
     Section 2.01  Conversion of Capital Stock                                       2
     Section 2.02  Exchange of Certificates                                          5

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF SELLER                                        9
     Section 3.01  Organization of Seller                                            9
     Section 3.02  Seller Capital Structure                                         10
     Section 3.03  Authority; No Conflict; Required Filings and Consents            11
     Section 3.04  SEC Filings; Financial Statements                                12
     Section 3.05  No Undisclosed Liabilities                                       12
     Section 3.06  Absence of Certain Changes or Events                             13
     Section 3.07  Taxes                                                            13
     Section 3.08  Properties                                                       15
     Section 3.09  Intellectual Property                                            15
     Section 3.10  Agreements, Contracts and Commitments                            16
     Section 3.11  Litigation                                                       16
     Section 3.12  Environmental Matters                                            16
     Section 3.13  Employee Benefit Plans                                           17
     Section 3.14  Compliance With Laws                                             18
     Section 3.15  Accounting and Tax Matters                                       19
     Section 3.16  Registration Statement; Proxy Statement/Prospectus               19
     Section 3.17  Labor Matters                                                    19
     Section 3.18  Insurance                                                        20
     Section 3.19  No Existing Discussions                                          20
     Section 3.20  Section 203 of the DGCL Not Applicable                           20
     Section 3.21  Inventory and Equipment                                          20
     Section 3.22  Year 2000                                                        20

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB                                21
     Section 4.01  Organization of Buyer and Sub                                    21
     Section 4.02  Buyer Capital Structure                                          22
     Section 4.03  Authority; No Conflict; Required Filings and Consents            23
     Section 4.04  SEC Filings; Financial Statements                                24
     Section 4.05  Absence of Certain Changes or Events                             24
     Section 4.06  Litigation                                                       25
     Section 4.07  Compliance With Laws                                             25
     Section 4.08  Registration Statement; Proxy Statement/Prospectus               25
     Section 4.09  Interim Operations of Sub                                        25


ARTICLE V

     CONDUCT OF BUSINESS                                                            26
     Section 5.01  Covenants of Seller                                              26
     Section 5.02  Covenants of Buyer                                               28
     Section 5.03  Cooperation                                                      29
     Section 5.04  Confidentiality                                                  30

ARTICLE VI

     ADDITIONAL AGREEMENTS                                                          31
     Section 6.01  No Solicitation                                                  31
     Section 6.02  Proxy Statement/Prospectus; Registration Statement               33
     Section 6.03  Certificate of Designation                                       34
     Section 6.04  Access to Information                                            34
     Section 6.05  Stockholders Meetings                                            35
     Section 6.06  Legal Conditions to Merger                                       36
     Section 6.07  Public Disclosure                                                36
     Section 6.08  Tax-Free Reorganization                                          37
     Section 6.09  Stock Listing                                                    37
     Section 6.10  Brokers or Finders                                               37
     Section 6.11  Indemnification                                                  37
     Section 6.12  Financing Commitment                                             38
     Section 6.13  Board Representation                                             38

ARTICLE VII

     CONDITIONS TO MERGER                                                           38
     Section 7.01  Conditions to Each Party's Obligation To Effect the Merger       38
     Section 7.02  Additional Conditions to Obligations of Buyer and Sub            40
     Section 7.03  Additional Conditions to Obligations of Seller                   42

ARTICLE VIII

     TERMINATION AND AMENDMENT                                                      43
     Section 8.01  Termination                                                      43
     Section 8.02  Effect of Termination                                            45
     Section 8.03  Fees and Expenses                                                45
     Section 8.04  Amendment                                                        47
     Section 8.05  Extension; Waiver                                                47

ARTICLE IX

     MISCELLANEOUS                                                                  47
     Section 9.01  Nonsurvival of Representations, Warranties and Agreements        47
     Section 9.02  Notices                                                          47
     Section 9.03  Interpretation                                                   48
     Section 9.04  Counterparts                                                     48
     Section 9.05  Entire Agreement; No Third Party Beneficiaries                   49
     Section 9.06  Governing Law                                                    49
     Section 9.07  Jurisdiction                                                     49
     Section 9.08  Assignment                                                       49
     Section 9.09  Severability                                                     49
     Section 9.10. WAIVER OF JURY TRIAL                                            50

Exhibit A   -   Series F Preferred Stock Terms
Exhibit B   -   Form of Consulting Agreements
Exhibit C   -   Form of Non-Competition Agreements

                            TABLES OF DEFINED TERMS

                                                                 Cross Reference
Terms                                                             in Agreement
-----                                                            ---------------
Acquisition Proposal                                             Section 6.01(a)
Acquisition Transaction                                          Section 6.01(a)
Agreement                                                        Preamble
Agreement of Merger                                              Section 1.01
Bankruptcy and Equity Exception                                  Section 3.03(a)
Blue Sky                                                         Section 7.02(d)
Buyer Balance Sheet                                              Section 4.04(b)
Buyer Common Stock                                               Section 2.01(b)
Buyer Disclosure Schedule                                        Article IV
Buyer Material Adverse Effect                                    Section 4.01
Buyer Material Contracts                                         Section 4.10
Buyer Meeting                                                    Section 3.16
Buyer Preferred Stock                                            Section 2.01(b)
Buyer SEC Reports                                                Section 4.04(a)
Buyer Stock Plans                                                Section 4.02(a)
Buyer Termination Fee                                            Section 8.03(f)
Buyer Voting Proposal                                            Section 6.05(b)
Certificates                                                     Section 2.02(b)
Charter Proposal                                                 Section 6.05(b)
Closing                                                          Section 1.02
Closing Date                                                     Section 1.02
Code                                                             Preamble
Common Exchange Ratio                                            Section 2.01(c)
Confidentiality Agreement                                        Section 5.04
Confidential Information                                         Section 5.04(b)
Constituent Corporations                                         Section 1.03
Dissenting Holder                                                Section 2.01(g)
Dissenting Shares                                                Section 2.01(g)
Exchange Ratios                                                  Section 2.01(c)

Effective Time                                                   Section 1.01
Environmental Law                                                Section 3.12(c)
ERISA                                                            Section 3.13(a)
ERISA Affiliate                                                  Section 3.13(a)
Exchange Act                                                     Section 3.03(c)
Exchange Agent                                                   Section 2.02(a)
Financing Commitment                                             Section 6.12
Exchange Fund                                                    Section 2.02(a)
Governmental Entity                                              Section 3.03(c)
Hazardous Substance                                              Section 3.12(c)
HSR Act                                                          Section 3.03(c)
Indemnified Parties                                              Section 6.14(a)
International Development Agreements                             Section 7.01(j)
IRS                                                              Section 3.07(b)
Joint Proxy Statement                                            Section 3.16
Material Leases                                                  Section 3.08
Merger                                                           Preamble
Order                                                            Section 6.06(b)
Outside Date                                                     Section 8.01(b)
Preferred Exchange Ratio                                         Section 2.01(c)
Registration Statement                                           Section 3.16
Rule 145                                                         Section 6.10
SEC                                                              Section 3.03(c)
Securities Act                                                   Section 3.03(c)
Seller Balance Sheet                                             Section 3.04(b)
Seller Common Stock                                              Section 2.01(b)
Seller Disclosure Schedule                                       Article III
Seller Employee Plans                                            Section (a)
Seller Material Adverse Effect                                   Section 3.01
Seller Material Contract                                         Section 3.10
Seller Meeting                                                   Section 3.16
Seller Nominee                                                   Section 6.13

Seller                                                           Section 3.02(b)
Seller SEC Reports                                               Section 3.04(a)
Seller Stock Plans                                               Section 3.02(a)
Seller Termination Fee                                           Section 8.03(f)
Seller Voting Proposal                                           Section 6.05(a)
Subsidiary                                                       Section 3.01
Superior Proposal                                                Section 6.01(a)
Surviving Corporation                                            Section 1.03(a)
Tax                                                              Section 3.07(a)
Taxes                                                            Section 3.07(a)
Third Party                                                      Section 8.03(g)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 1, 1999, by and among Video City, Inc., a Delaware corporation ("Buyer"), Keystone Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Buyer ("Sub"), and West Coast Entertainment Corporation, a Delaware corporation ("Seller").

     WHEREAS, the Boards of Directors of Buyer and Seller deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer and Seller combine in order to advance the long-term business interests of Buyer and Seller;

     WHEREAS, the combination of Buyer and Seller shall be effected by the terms of this Agreement through a merger of Sub into Seller, as a result of which the stockholders of Seller will become stockholders of Buyer (the "Merger"); and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.01  Effective Time of the Merger.  Subject to the provisions of
                   ----------------------------
this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as soon as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     Section 1.02  Closing.  The closing of the Merger (the "Closing") will
                   -------
take place at 10:00 a.m., California time, on a date to be specified by Buyer and Seller (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Latham & Watkins, 650 Town Center Drive, Costa Mesa, California, unless another date, place or time is agreed to in writing by Buyer and Seller.

     Section 1.03  Effects of the Merger.  At the Effective Time (i) the
                   ---------------------
separate existence of Sub shall cease and Sub shall be merged with and into Seller (Sub and

Seller are sometimes referred to below as the "Constituent Corporations" and Seller following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Seller shall be amended so that Article 4 of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, $.01 par value per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL.

     Section 1.04  Directors and Officers.  The directors and officers of Sub
                   ----------------------
immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

     Section 2.01  Conversion of Capital Stock.  As of the Effective Time, by
                   ---------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Seller Common Stock or capital stock of Sub:

     (a) Capital Stock of Sub.  Each issued and outstanding share of the capital
         --------------------
stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Buyer-Owned Stock.  All shares of
         ----------------------------------------------------
common stock $.01 par value per share, of Seller ("Seller Common Stock") that are owned by Seller as treasury stock and any shares of Seller Common Stock owned by Buyer, Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of Buyer shall be cancelled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $.01 par value per share, of Buyer ("Buyer Common Stock") owned by Seller shall be unaffected by the Merger.

     (c) Exchange Ratio for Seller Common Stock.  Subject to Section 2.02, each
         --------------------------------------
issued and outstanding share of Seller Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)), shall be converted into the right to receive (i) a number of shares of Buyer Common Stock as is calculated in accordance with subsection (d) below (the "Common Exchange Ratio"), and (ii)
0.05 shares of the Series F Preferred Stock, $.01 par value per share and liquidation preference of $25.00 per share, plus accrued but unpaid dividends, of the Buyer (the "Buyer Preferred Stock" and, together with the Buyer Common Stock, the "Buyer Capital Stock"), having the rights and preferences set forth in a Certificate of Designation (the "Certificate of

Designation") substantially on the terms attached hereto as Exhibit A and
                                                            ---------
satisfactory to Buyer and Seller (the "Preferred Exchange Ratio" and, together with the Common Exchange Ratio, the "Exchange Ratios"). All such shares of Seller Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Capital Stock and any cash in lieu of fractional shares of Buyer Capital Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

     (d) Calculation of Common Exchange Ratio.  The Common Exchange Ratio shall
         ------------------------------------
be calculated as follows:

(i)                        If the Base Price (as defined below) is greater than
               or equal to $2.25 but less than or equal to $2.75, the Common Exchange Ratio shall be equal to the quotient obtained by dividing $.75 by the Base Price;

(ii)                       If the Base Price is less than $2.25, the Common
               Exchange Ratio shall be equal to .333;

(iii)                      If the Base Price is greater than $2.75 but less than
               $6.00, the Common Exchange Ratio shall be equal to .2727;

(iv)                       If the Base Price is $6.00 or greater, the Common
               Exchange Ratio shall be .25.

"Base Price" shall be defined as the average of the last prices per share at which shares of Buyer Common Stock traded on the Nasdaq over the counter bulletin board for the period of 20 trading days ending on the third trading day preceding the Closing Date; provided that in calculating such average only trading days on which the Buyer Common Stock actually traded shall be included.

     (e) Adjustments to Exchange Ratio.  The Common Exchange Ratio shall be
         -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Seller Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Seller Common Stock occurring after the date hereof and prior to the Effective Time.

     The Preferred Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Preferred Stock or Seller Common Stock), reorganization, recapitalization or other like change with respect to Buyer Preferred Stock or Seller Common Stock occurring after the date hereof and prior to the Effective Time.

     Notwithstanding the foregoing, no adjustment to the Common Exchange Ratio or Preferred Exchange Ratio shall be made as a result of regularly scheduled dividends or distributions payable with respect to preferred stock of Buyer outstanding as of the date hereof or issuances of Buyer Common Stock or preferred stock of Buyer in connection with acquisitions pending or contemplated by Buyer as of the date hereof.

     (f) Dissenters' Appraisal Rights.  Any Dissenting Holder (as defined below)
         ----------------------------
(i) who files with Seller an objection to the Merger in writing before the approval of this Agreement by the stockholders of Seller and who states in such objection that he intends to demand payment for his shares of Seller Common Stock if the Merger is concluded and (ii) whose shares of Seller Common Stock are not voted in favor of the Merger shall be entitled to demand payment for his shares of Seller Common Stock and an appraisal of the value thereof, subject to and in accordance with the provisions of Section 262 of the DGCL.

     (g) Dissenting Shares.  No conversion under Section 2.01 hereof shall be
         -----------------
made with respect to the shares of Seller Common Stock held by a Dissenting Holder (such shares being referred to herein as "Dissenting Shares"); provided, however, (i) each Dissenting Share outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, at or prior to the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the DGCL, shall be deemed to be converted, as of the Effective Time, into Buyer Capital Stock issuable with respect to such Dissenting Share in accordance with the terms of Section 2.01 hereof and any cash in lieu of fractional shares of Buyer Capital Stock and (ii) each Dissenting Share outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal in either case pursuant to the applicable provisions of the DGCL, shall be deemed to be converted, as of the Effective Time, into Buyer Capital Stock and any cash in lieu of fractional shares of Buyer Capital Stock. For purposes of this Agreement, the term "Dissenting Holder" shall mean a holder of shares of Seller Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the DGCL concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's shares of Seller Common Stock.

     Section 2.02  Exchange of Certificates.  The procedures for exchanging
                   ------------------------
outstanding shares of Seller Common Stock for Buyer Capital Stock pursuant to the Merger are as follows:

     (a) Exchange Agent.  As of the Effective Time, Buyer shall deposit with a
         --------------
bank or trust company designated by Buyer and Seller (the "Exchange Agent"), for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, (i) certificates representing the shares of Buyer Capital Stock (such shares of Buyer Capital Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 in exchange for outstanding shares
of Seller Common Stock, (ii) cash in an amount sufficient to make payments required pursuant to Section 2.02(e), and (iii) any dividends or distributions to which holders of Certificates (as defined below) may be entitled pursuant to
Section 2.02(c)

     (b) Exchange Procedures.  As soon as reasonably practicable after the
         -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Buyer Capital Stock (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer and Seller may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Capital Stock (plus cash in lieu of fractional shares, if any, of Buyer Common Stock and any dividends or distributions as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Buyer Capital Stock which such holder has the right to receive pursuant to the provisions of this Article II plus cash in lieu of fractional shares pursuant to
Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records of Seller, a certificate representing the proper number of shares of Buyer Capital Stock plus cash in lieu of fractional shares pursuant to
Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Buyer Capital Stock plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) as contemplated by this Section 2.02.

     (c) Distributions with Respect to Unexchanged Shares.  No dividends or
         ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Buyer Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Capital Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Capital Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Capital Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Buyer Capital Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Capital Stock.

     (d) No Further Ownership Rights in Seller Common Stock.  All shares of
         --------------------------------------------------
Buyer Capital Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other distributions paid pursuant to subsection (c) or (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller on such shares of Seller Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Seller Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.02.

     (e) No Fractional Shares.  No certificate or scrip representing fractional
         --------------------
shares of Buyer Capital Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock and/or Buyer Preferred Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, with respect to Buyer Common Stock, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the average of the last reported sales prices of Buyer Common Stock, as reported on the Nasdaq over the counter bulletin board), on each of the 20 trading days ending on the third trading day preceding the Closing Date; provided that in calculating such average only trading days on which the Buyer Common Stock traded shall be included and, with respect to Buyer Preferred Stock, cash (without interest) in an amount equal to such fractional part of a share multiplied by $25.00.

     (f) Termination of Exchange Fund.  Any portion of the Exchange Fund which
         ----------------------------
remains undistributed to the stockholders of Seller for 180 days after the Effective Time shall be delivered to Buyer, upon demand, and any stockholders of Seller who have not previously complied with this Section 2.02 shall thereafter look only to Buyer for payment of their claim for Buyer Capital Stock, any cash in lieu of fractional shares of

Buyer Capital Stock and any dividends or distributions with respect to Buyer Capital Stock.

     (g) No Liability.  To the extent permitted by applicable law, neither Buyer
         ------------
nor Seller shall be liable to any holder of shares of Seller Common Stock or Buyer Capital Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Withholding Rights.  Each of Buyer and the Surviving Corporation shall
         ------------------
be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock in respect of which such deduction and withholding was made by Surviving Corporation or Buyer, as the case may be.

     (i) Lost Certificates.  If any Certificate shall have been lost, stolen or
         -----------------
destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Buyer, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or the Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Capital Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Capital Stock deliverable in respect thereof pursuant to this Agreement.

     (j)  Options and Warrants.
          --------------------

          (i) As of the Effective Time, all options to purchase Seller Common Stock issued by Seller pursuant to its stock option plans or otherwise ("Options") and warrants to purchase Seller Common Stock ("Warrants"), whether vested or unvested, shall be assumed by Buyer. Immediately after the Effective Time, each Option or Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such Option or Warrant at the Effective Time, such number of shares of Buyer Common Stock and Buyer Preferred Stock as is equal to the number of shares of Seller Common Stock subject to the unexercised portion of such Option or Warrant multiplied by the Common Exchange Ratio and the Preferred Exchange Ratio, respectively (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option or Warrant shall be equal to the exercise price of such Option or Warrant immediately prior to the Effective Time divided by the Common Exchange Ratio, rounded up to the nearest whole cent. The term, exercisability, vesting schedule, status as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (as amended, the Code), if applicable, and all of the other terms of the Options shall otherwise remain unchanged to the extent permitted by law.

          (ii) As soon as practicable after the Effective Time, Buyer or the Surviving Corporation shall deliver to the holders of Options and Warrants appropriate notices setting forth such holders' rights pursuant to such Options and Warrants, as amended by this Section, and the agreements evidencing such Options and Warrants shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section).

          (iii) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Capital Stock for delivery upon exercise of the Options and Warrants assumed in accordance with this Section.
As soon as practicable after the Effective Time, Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the Securities Act) with respect to all shares of Buyer Capital Stock subject to Options that may be registered on a Form S-8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer and Sub that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule to be delivered by Seller to Buyer on or before the date which is ten (10) days after the date of this Agreement (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     Section 3.01  Organization of Seller.  Each of Seller and its Subsidiaries
                   ----------------------
(as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a change or effect (i) that is materially adverse to the business, assets, properties, results of operations, condition (financial or otherwise) or prospects of Seller and its Subsidiaries taken as a whole; (ii) that will prevent or materially impair or materially delay the ability of the parties hereto to consummate the Merger; or (iii) that would materially impair the ability of Buyer to own all of the equity of Seller, or to operate its or any of its Subsidiaries' businesses (a "Seller Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of Seller in and of itself, as quoted on the Nasdaq over the counter bulletin board, shall not be taken into account in determining whether there has been or would be a "Seller Material Adverse Effect" on or with respect to Seller and its Subsidiaries, taken as a whole. Except as set forth in the Seller SEC Reports (as defined in Section 3.04) filed prior to the date hereof, neither Seller nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to Seller, any corporation or other organization, whether incorporated or unincorporated, of which (i) Seller or any other Subsidiary of Seller is a general partner or (ii) at least a majority of the securities or other interests having by their terms (x) ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or (y) a majority of the economic interest in such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and, with respect to Buyer, those entities listed on Buyer Disclosure Schedule 4.01. All of Seller's Subsidiaries are listed on Schedule 3.01. Except as set forth on
Schedule 3.01, all of the Seller's Subsidiaries are wholly-owned by Seller.

     Section 3.02  Seller Capital Structure.
                   ------------------------

     (a) The authorized capital stock of Seller consists of 25,000,000 shares of Common Stock ("Seller Common Stock") and 2,000,000 shares of preferred stock, $.01 par value per share ("Seller Preferred Stock"). As of the date hereof,
(i) 14,084,704 shares of Seller Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Seller Common Stock were held in the treasury of Seller or by Subsidiaries of Seller and (iii) no shares of Seller Preferred Stock were issued or outstanding. The Seller Disclosure Schedule shows the number of shares of Seller Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof and the plans under which such options were granted (collectively, the "Seller Stock Plans"). As of the date hereof, all shares of Seller Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. As of the date hereof, there are no obligations, contingent or otherwise, of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. As of the date hereof, all of the outstanding shares of capital stock of each of Seller's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Seller or another Subsidiary of Seller free and clear of all security interests, liens, claims, pledges, agreements, limitations in Seller's voting rights, charges or other encumbrances of any nature.

     (b) As of the date hereof, except for Options and Warrants listed on
Schedule 3.02(b), as set forth in this Section 3.02 or as reserved for future grants of options under the Seller Stock Plans, there are no equity securities of any class of Seller or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and, as of the date hereof, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Seller or any of its Subsidiaries is a party or by which it is bound obligating Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Seller or any of its Subsidiaries or obligating Seller or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. As of the date hereof, there are no voting trusts, proxies or other voting agreements or understandings to which Seller is a party or of which Seller is aware with respect to the shares of capital stock of Seller.

     Section 3.03  Authority; No Conflict; Required Filings and Consents.
                   -----------------------------------------------------

     (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of the Merger by Seller's stockholders under the DGCL. The affirmative vote of the holders of a majority of the shares of Seller Common Stock outstanding on the record date for the Seller Meeting is the only vote by Seller's stockholders required to approve the Merger. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (b) Except as set forth on Schedule 3.03(b), the execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation, acceleration of any obligation to put any securities back to Seller or any of its Subsidiaries or any other rights activated by any "change of control" or similar concept or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its Subsidiaries or any of its or their properties or assets.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Seller Material Adverse Effect.

     Section 3.04  SEC Filings; Financial Statements.
                   ---------------------------------

     (a) Seller has filed and made available to Buyer all forms, reports and documents required to be filed by Seller with the SEC since May 14, 1996 (collectively, the "Seller SEC Reports"). The Seller SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Reports or necessary in order to make the statements in such Seller SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Seller's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Seller SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Seller and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount. The unaudited balance sheet of Seller as of May 2, 1999 is referred to herein as the "Seller Balance Sheet."

     Section 3.05  No Undisclosed Liabilities.  Except as set forth on Schedule
                   --------------------------
3.05, as disclosed in the Seller SEC Reports filed prior to the date hereof, or as otherwise made available in a writing by Seller to Buyer specifying this
Section 3.05, and except for normal or recurring liabilities incurred since May 2, 1999 in the ordinary course of business consistent with past practices, Seller and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate exceed $250,000 or are reasonably likely to have a Seller Material Adverse Effect.

     Section 3.06  Absence of Certain Changes or Events.  Except as disclosed
                   ------------------------------------
in the Seller SEC Reports filed prior to the date hereof, since the date of the Seller Balance Sheet, Seller and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations, business or properties of Seller and its Subsidiaries, taken as a whole that, individually or in the aggregate, has had, or is reasonably likely to have, a Seller Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance), individually or in the aggregate, with respect to Seller or any of its Subsidiaries having a Seller Material Adverse Effect; (iii) any material change by Seller in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which Buyer has not previously consented in writing; (iv) any revaluation by Seller of any of its assets, individually or in the aggregate, having a Seller Material Adverse Effect; or (v) any other action or event that would have required the consent of Buyer pursuant to
Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.07  Taxes.
                   -----

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, levies, fees, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, net worth, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment-related, excise, unemployment insurance, social security, utility, business license, occupation, business organization, stamp, severance, escheat, environmental and real and personal property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; a "Tax Authority" or "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority, and "Tax Return" shall mean all returns, declarations, reports, claims for refund or information returns or statements, including any schedule or attachment thereto, and including any amendment thereof filed or to be filed with any Tax Authority.

     (b) Seller and each of its Subsidiaries have or will have prior to the Closing Date (i) timely filed with the proper Tax Authorities all Tax Returns and reports required to be filed by them prior to the Closing Date (taking into account valid extensions) which Tax Returns are complete, correct and accurate in all respects, (ii) paid all Taxes due and payable, and (iii) paid all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not individually or in the aggregate, have a Seller Material Adverse Effect. The accruals and reserves for Taxes (including deferred taxes) reflected in the balance sheet of Seller and its Subsidiaries as of May 2, 1999 included in Seller's Quarterly Report on Form 10-Q for the quarter ended May 2, 1999 are in all material respects adequate to cover all Taxes of Seller and each of its Subsidiaries, as applicable, required by be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis and Seller's and each of its Subsidiaries' past practices. No Taxing Authority has asserted any claim for Taxes, or to the knowledge of the officers or tax compliance employees of Seller, is threatening to assert any claims for Taxes. Seller and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of Seller or any of its Subsidiaries (other than liens for Taxes that are not yet due and payable). No extension of a statute of limitations relating to Taxes is in effect with respect to Seller or any of its Subsidiaries.

     (c) Seller and each of its subsidiaries have never been members of an affiliated group of corporations within the meaning of Section 1504 of the Code, with the exception of the common group for which Seller is the common parent nor has Seller or any of its Subsidiaries, or any predecessor or affiliate of any of them, become liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other person or entity under Treasury Regulation
Section 1.1502-6 or any similar provision of state, local or foreign law; and are not parties to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten) which includes a party other than Seller nor does Seller owe any amount under any such agreement.

     (d) Neither Seller nor any of its Subsidiaries has made, requested or agreed to make, nor is any of them required to make, any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year. Neither Seller nor any of its Subsidiaries has made any elections, and is not required, to treat any of its assets as owned by another person or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code or under any comparable state or local income Tax or other Tax provision. Neither Seller nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Seller or the Subsidiaries are subject to an election under Section 341(f) of the Code.

     (e) Neither Seller nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (f) Neither Seller nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement , contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount as to which a deduction may be denied under Section 162(m) of the Code or that could obligate it to make any payments that will be an "excess parachute payment" under Section 280G of the Code.

     Section 3.08  Properties.    Schedule 3.08 sets forth a true and complete
                   ----------
list of all real property leased by Seller or its Subsidiaries (collectively "Material Lease(s)") and the location of the premises. Schedule 3.08 identifies all Material Leases under which Seller is in default. Seller does not own any real property.

     Section 3.09  Intellectual Property.
                   ---------------------

     (a) Seller and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Seller and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which, individually or in the aggregate, would be reasonably likely to have a Seller Material Adverse Effect (the "Seller Intellectual Property Rights").

     (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify or trigger any additional payments by Seller or any Subsidiary under, any license, sublicense or other agreement relating to the Seller's Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Seller or any of its Subsidiaries is a party and pursuant to which Seller or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets ("Seller Third Party Intellectual Property Rights"), the breach, creation or trigger of which, individually or in the aggregate, would be reasonably likely to have a Seller Material Adverse Effect.

     (c) All patents, registered trademarks, service marks and copyrights which are held by Seller or any of its Subsidiaries the loss or invalidity of which, individually or in the aggregate, would cause a Seller Material Adverse Effect, are valid and subsisting. Seller (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement in the cases of clause (i) and
(ii), individually or in the aggregate, would reasonably be expected to have a Seller Material Adverse Effect.

     Section 3.10  Agreements, Contracts and Commitments.  Schedule 3.10 sets
                   -------------------------------------
forth a true and complete list of all material contracts to which the Seller or its Subsidiaries is a party (collectively, "Seller Material Contracts").
Neither Seller nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any Seller Material Contract in such a manner as, individually or in the aggregate, are reasonably likely to have a Seller Material Adverse Effect. Each Seller Material Contract that has not expired by its terms is in full force and effect.

     Section 3.11  Litigation.  Except as described in the Seller SEC Reports
                   ----------
filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Seller pending or as to which Seller has received any written notice of assertion.

     Section 3.12  Environmental Matters.
                   ---------------------

     (a) Except as disclosed in the Seller SEC Reports filed prior to the date hereof, to the knowledge of the Seller (except for clauses (v), (vi) and (vii) below, which shall not be qualified as to knowledge), (i) Seller and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by Seller and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties formerly owned or operated by Seller or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Seller or any of its Subsidiaries; (iv) neither Seller nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Seller nor any of its Subsidiaries have released any Hazardous Substance; (vi) neither Seller nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Seller or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Seller nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (viii) there are no circumstances or conditions involving Seller or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of

Seller pursuant to any Environmental Law, and (ix) there are no underground tanks located on the properties formerly or currently owned by Seller or any of its Subsidies.

     (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     Section 3.13  Employee Benefit Plans.
                   ----------------------

     (a) All accrued obligations of Seller and each of its Subsidiaries applicable to its employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by Seller or such of its Subsidiaries to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on, as applicable, the books and records of Seller or such of its Subsidiaries and the Seller SEC Reports.

     (b) Except as disclosed on Schedule 3.13, as of the date hereof:

         (1) Neither Seller nor any entity that is a member of a group of which Seller is a member and which is under common control with Seller, within the meaning of the regulations promulgated under Section 414 of the Code (an "ERISA Affiliate") maintains or has any obligations to contribute to, or has in effect or has committed to adopt, any employee pension benefit plan within the meaning of Section 3(2) of ERISA ("Pension Plan") or any employee welfare benefit plan within the meaning of Section 3(1) of ERISA ("Welfare Plan") (the Pension Plans and the Welfare Plans are collectively referred to herein as the "ERISA Plans");

         (2) Each ERISA Plan conforms in all material respects to all applicable laws and orders, including ERISA and the applicable provisions of the Code. All notices, reports, returns, applications and disclosures have been timely made which are required to be made to the Internal Revenue Service, the U.S.

     Department of Labor, the Pension Benefit Guaranty Corporation, any participants in the ERISA Plans, any trustee, or any insurer with respect to the ERISA Plans;

         (3) Seller and its ERISA Affiliates have made or provided for (with fully-funded reserves) all contributions heretofore required to have been made under all of the ERISA Plans, and will, by the Closing, have made or provided for (with fully-funded reserves) all contributions required to be made on or before the Closing under all such plans; and

         (4) The transaction contemplated by this Agreement will not result in liability for severance or termination pay or result in increased employee benefits becoming payable to any employees of Seller.

     (c) True, correct and complete copies of the following documents, with respect to each of the ERISA Plans, have been delivered to Buyer:

         (1) Each ERISA Plan document, employment contract, policy, procedure or other governing instrument relating to an ERISA Plan, including all amendments, supplements, collective bargaining agreements, letters, memoranda, understandings and any other document reasonably necessary to reflect the terms and conditions of each ERISA Plan.

         (2) The most recent summary plan description of each ERISA Plan for which a summary plan description is required under ERISA, and summaries of material modification thereto.

         (3) All instruments under which the assets of any ERISA Plan are held or managed and benefits provided, including, but not limited to, insurance contracts, trust agreements, custodial contracts and investment management agreements.

     (d) All Pension Plans shall be terminated by Seller prior to the Closing Date.

     Section 3.14  Compliance With Laws.  Except as set forth on Schedule 3.14,
                   --------------------
Seller has not received any notices of violation with respect to, and, to its knowledge, Seller has complied with, and is not in violation of, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

     Section 3.15  Accounting and Tax Matters.  To its knowledge, after
                   --------------------------
consulting with its independent auditors and tax counsel, neither Seller nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

     Section 3.16  Registration Statement; Proxy Statement/Prospectus.  The
                   --------------------------------------------------
information to be supplied by Seller for inclusion in the registration statement on Form S-4 pursuant to which shares of Buyer Capital Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by Seller for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Buyer and Seller in connection with the meeting of Seller's stockholders to consider this Agreement and the Merger (the "Seller Meeting") and in connection with the meeting of Buyer's stockholders (the "Buyer Meeting") to consider the issuance of shares of Buyer Capital Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Seller or Buyer, at the time of the Seller Stockholders' Meeting and the Buyer Stockholders' Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Seller Meeting or the Buyer Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Seller or any of its Affiliates, officers or directors should be discovered by Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Seller shall promptly inform Buyer.

     Section 3.17  Labor Matters.  Neither Seller nor any of its Subsidiaries
                   -------------
is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Seller or any of its Subsidiaries the subject of any material proceeding asserting that Seller or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Seller, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Seller or any of its Subsidiaries.

     Section 3.18  Insurance.  All material fire and casualty, general
                   ---------
liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Seller or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Seller and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect.

     Section 3.19  No Existing Discussions.  As of the date hereof, Seller has
                   -----------------------
ceased all discussions or negotiations with any other party with respect to any proposed, potential or contemplated Acquisition Proposal (as defined in Section 6.01).

     Section 3.20  Section 203 of the DGCL Not Applicable.  The Board of
                   --------------------------------------
Directors of Seller has taken all actions so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 3.21  Inventory and Equipment.  As of the date hereof, the rental
                   -----------------------
and sale inventory of Seller consists of at least 2,600,000 units of pre-recorded video cassettes, video discs and video games. The inventory of Seller reflected on the Seller Balance Sheet, as well as other inventory items acquired since the date of the Seller Balance Sheet that are now the property of Seller will be usable and salable or rentable in the ordinary course of business of Seller. Seller's furniture, fixtures, signs, computer hardware and software, equipment and other personal property are suitable for the uses in which they are currently employed, are in good operating condition and are free from any defects, except for ordinary wear and tear and such minor defects as do not interfere with the conduct of the Seller's business.

     Section 3.22  Year 2000.  Except as disclosed on Schedule 3.22 hereto, to
                   ---------
Seller's knowledge, all information technology used by Seller or any of its Subsidiaries in the administration and operation of its business accurately processes or will process date and time data (including, but not limited to calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations, and neither performance nor functionality of such technology will be affected by dates prior to, during or after the year 2000, provided that such information technology receives properly formatted date data from all hardware and software with which it interacts. Seller and its Subsidiaries have made reasonable inquiries of their vendors regarding the performance and functionality of the information technology of such vendors with respect to the processing of date and time data as described in the first sentence of this
Section 3.22. Neither Seller nor any of its Subsidiaries has received any information indicating that the performance or functionality of the information technology of such vendors will be affected by dates prior to, during or after the year 2000.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

     Buyer and Sub represent and warrant to Seller that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule to be delivered by Buyer to Seller on or before the date which is ten (10) days after the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this
Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     Section 4.01  Organization of Buyer and Sub.  Each of Buyer and Sub and
                   -----------------------------
Buyer's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a change or effect (i) that is materially adverse to the business, assets, properties, results of operations, condition (financial or otherwise) or prospects of Buyer and its Subsidiaries taken as a whole; (ii) that will prevent or materially impair or materially delay the ability of Buyer to own all of the equity of Seller, or to operate its or any of its Subsidiaries' businesses (a "Buyer Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of Buyer in and of itself, as quoted on the Nasdaq "over the counter" bulletin board, shall not be taken into account in determining whether there has been or would be an "Buyer Material Adverse Effect" on or with respect to Buyer and its Subsidiaries, taken as a whole. Except as set forth in the Buyer SEC Reports (as defined in Section 4.04) filed prior to the date hereof, neither Buyer nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

     Section 4.02  Buyer Capital Structure.
                   -----------------------

     (a) The authorized capital stock of Buyer consists of (i) 30,000,000 shares of Common Stock, $.01 par value ("Buyer Common Stock"), and (ii) 2,000,000 shares of Preferred Stock, $.01 par value. As of the date hereof, there were outstanding 14,177,495 shares of Buyer Common Stock, 7,750 shares of Series AA Convertible Redeemable Preferred Stock, 76,000 shares of Series B Convertible Redeemable Preferred Stock, 700 shares of Series C Convertible Redeemable Preferred Stock, 2,000 shares of Series D Convertible Redeemable Preferred Stock and 1,800 shares of Series E Convertible Preferred Stock were issued and outstanding. The Buyer Disclosure Schedule shows the number of shares of Buyer Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof and the plans under which such options were granted (collectively, the "Buyer Stock Plans"). All shares of Buyer Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Buyer' Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares and similar shares in the case of foreign Subsidiaries) are owned by Buyer or another Subsidiary of Buyer free and clear of all security interests, liens, claims, pledges, agreements, limitations in Buyer' voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 4.02 or as reserved for future grants of options under the Buyer Stock Plans, there are no equity securities of any class of Buyer, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer or any of its Subsidiaries is a party or by which it is bound obligating Buyer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or any of its Subsidiaries or obligating Buyer or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Buyer to which the Buyer is a party.

     Section 4.03  Authority; No Conflict; Required Filings and Consents.
                   -----------------------------------------------------

     (a) Each of Buyer and the Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Buyer and Sub (including the approval of the Merger by Buyer as the sole stockholder of Sub), subject only to the approval of the Buyer Voting Proposal and the Charter Proposal (as defined in Section 6.05) by Buyer' stockholders. This Agreement and has been duly executed and delivered by each of Buyer and Sub and constitutes the valid and binding obligation of each of Buyer and Sub, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

     (b) Except as set forth on Schedule 4.03(b), the execution and delivery of this Agreement by each of Buyer and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Buyer or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their properties or assets.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (vi) the approval by the Nasdaq National Market of the listing of the shares of Buyer Common Stock to be issued in the transactions contemplated by this Agreement, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.04  SEC Filings; Financial Statements.
                   ---------------------------------

     (a) Buyer has filed and made available to Seller all forms, reports and documents required to be filed by Buyer with the SEC since January 8, 1997 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Buyer' Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Buyer and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Buyer as of April 30, 1999 is referred to herein as the "Buyer Balance Sheet."

     Section 4.05   Absence of Certain Changes or Events.  Except as disclosed
                    ------------------------------------
in the Buyer SEC Reports filed prior to the date hereof, since the date of the Buyer Balance Sheet, Buyer and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change in the financial condition, results of operations, business or properties of Buyer and its Subsidiaries, taken as a whole, that, individually or in the aggregate, has had, or is reasonably likely to have, a Buyer Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer or any of its Subsidiaries having, individually or in the aggregate, a Buyer Material Adverse Effect; (iii) any material change by Buyer in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which Seller has not previously consented in writing;
(iv) any revaluation by Buyer of any of its assets having, individually or in the aggregate, a Buyer Material Adverse Effect; or (v) any other action or event that would have required the consent of Seller pursuant to Section 5.02 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 4.06  Litigation.  Except as described in the Buyer SEC Reports
                   ----------
filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Buyer pending or as to which Buyer has received any written notice of assertion.

     Section 4.07  Compliance With Laws.  To its knowledge, Buyer has complied
                   --------------------
with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

     Section 4.08  Registration Statement; Proxy Statement/Prospectus.  The
                   --------------------------------------------------
information in the Registration Statement (except for information supplied by Seller for inclusion in the Registration Statement, as to which Buyer makes no representation) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information (except for information to be supplied by Seller for inclusion in the Joint Proxy Statement, as to which Buyer makes no representation) in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Buyer or Seller, at the time of the Buyer Meeting and the Seller Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Buyer Meeting or the Seller Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Buyer or any of its Affiliates, officers or directors should be discovered by Buyer which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Buyer shall promptly inform Seller.

     Section 4.09   Interim Operations of Sub.  Sub will be formed prior to the
                    -------------------------
Merger and Buyer will cause Sub to execute a counterpart to this Agreement at such time. Sub will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement, will engage in no other business activities and will conduct its operations only as contemplated by this Agreement. All representations and warranties concerning Sub herein shall be deemed to have been given only when Sub is formed.



                                   ARTICLE V

                              CONDUCT OF BUSINESS

     Section 5.01  Covenants of Seller.  During the period from the date of
                   -------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Seller agrees as to itself and its respective Subsidiaries (except to the extent that Buyer shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. From the date hereof through the Closing Date (or the earlier termination of this Agreement in accordance with its terms), Seller shall, and shall cause each of its Subsidiaries to, duly and timely file all tax returns required to be filed with governmental authorities, and duly observe and conform to in all material respects all applicable laws and orders. Except as expressly contemplated by this Agreement or set forth in the Seller Disclosure Schedule, Seller shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Buyer:

     (a) Accelerate, amend or change the period of exercisability of outstanding options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

     (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

     (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options to employees, which options represent in the aggregate the right to acquire no more than 300,000 shares (net of cancellations) of Seller Common Stock, or (ii) the issuance of shares of Seller Common Stock pursuant to the exercise of options outstanding on the date of this Agreement or granted pursuant to the foregoing clause;

     (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business);

     (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for sales of inventory in the ordinary course of business and consistent with past practice;

     (f) Except in connection with the forgiveness of certain loans to management in an amount not to exceed $400,000, (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

     (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof and in compliance with Section 7.02(g); or

     (i) Except in the ordinary course of business or in connection with the settlement of disputes with respect to leased property, enter into, renew, modify, amend or terminate any Seller Material Contract or waive, release or assign any material rights or claims;

     (j) Make any material Tax election, or grant any extensions or waiver of a statute of limitation with respect to material Taxes, settle or compromise any claim or liability for material Taxes or amend any material Tax Return;

     (k) Change its methods of accounting as in effect at April 30, 1999 except as required by generally accepted accounting principles;

     (l) Make or commit to make any capital expenditures that exceed $1,000,000 in the aggregate;

     (m) Except as required pursuant to commitments existing on the date hereof or made without violation of this Section 5.01, make any cash disbursement exceeding $1,000,000 for any single item or related series of items excluding disbursements with respect to Inventory;

     (n) Invest funds in debt securities or other instruments maturing more than 90 days after the date of investment;

     (o) Adopt or implement any stockholder rights plan that could have the effect of impeding or restricting the consummation of the transactions contemplated hereby;

     (p) Willingly allow or permit any of Seller's insurance policies to be suspended, impaired or canceled;

     (q) Fail to maintain any assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with Seller's past practice inoperable, worn-out or obsolete or destroyed assets;

     (r) Make any new loans or advances to any partnership, firm corporation, officer, director or affiliate, or, except for expense incurred in the ordinary course of business, any individual who is not an officer, director or affiliate;

     (s) Fail to comply with any material respect with all laws applicable to it;

     (t) Except as contemplated by clause (f) above, enter into, renew, modify, or revise any agreement or transaction with any of its affiliates; or

     (u) Intentionally do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect;

     (v) Enter into any agreement, arrangement or understanding or otherwise become obligated, to do any action prohibited hereunder; or

     (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (v) above.

     Section 5.02  Covenants of Buyer.  During the period from the date of this
                   ------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its respective Subsidiaries (except to the extent that Seller shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact is present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement, Buyer shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Seller:

     (a) Declare or pay any dividends on or make any other distributions, other than regularly scheduled dividends or distributions payable with respect to preferred stock of Buyer outstanding as of the date of this agreement (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party or in connection with acquisitions pending or contemplated by Buyer as of the date hereof, provided, however, that Buyer shall not issue any shares of its Common Stock in
--------  -------
connection with any such acquisition at a price per share less than $2.25;

     (b) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement; or

     (c) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) and (b).

     Section 5.03  Cooperation.  Subject to compliance with applicable law,
                   -----------
from the date hereof until the Effective Time, each of Buyer and Seller shall make its officers available to confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby (including any filing required under the HSR Act, the cost of which shall be borne by Buyer, provided that if, for any reason, the Merger does
                               -------- ----
not occur, Seller will reimburse Buyer for one-half of the filing fee associated therewith). Each of Buyer and Seller shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, that causes or will cause any covenant of Buyer or Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Buyer or Seller contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     Section 5.04  Confidentiality.
                   ---------------

     (a)  No Disclosure.  The parties acknowledge that the transaction described
          -------------
herein is of a confidential nature and shall not be disclosed except to Representatives and Affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 6.07.

     (b)  Preservation of Confidentiality.  In connection with the negotiation
          -------------------------------
of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each of the parties hereto acknowledges that it will have access to confidential information relating to the other party, including technical, manufacturing or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Seller or Buyer or their respective Representatives which contain or otherwise reflect or are generated from such information ("Confidential Information"). The term "Confidential Information" does not include information received by a party in connection with the transactions contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by such party or its Representatives, (ii) was within such party's possession prior to its being furnished to such party by or on behalf of the other party in connection with the transactions contemplated hereby, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other Person with respect to such information or (iii) becomes available to such party on a nonconfidential basis from a source other than the other party or any of its Representatives, provided that such source is not bound by a confidentiality to the other party or any other Person with respect to such information.

     (c) Each party shall treat all Confidential Information of the other party as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its Representatives and Affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby. Each party shall use all reasonable efforts to cause its Representatives and Affiliates to treat all Confidential Information of the other party as confidential, preserve the confidentiality thereof and not disclose any Confidential Information of the other party. Each party shall be responsible for any breach of this Agreement by any of its Representatives and Affiliates. If, however, Confidential Information is disclosed, the disclosing party shall immediately notify the other party in writing and take all reasonable steps required to prevent further disclosure.

     (d) Until the Closing or the termination of this Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each party shall, and shall cause its Representatives to, return to the other party all Confidential Information (including all copies, summaries and extracts thereof) furnished to such party by such other party in connection with the transactions contemplated hereby.

     (e) If either party or any of its Representatives or Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information of the other party, such party shall provide the other party with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, If, in the absence of a protective order or other remedy or the receipt of such a waiver, either party or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information of the other party, then such party may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

     (f) This Agreement shall supersede the confidentiality agreement dated as of December 31, 1998 between Buyer and Seller and such confidentiality agreement is hereby deemed terminated.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS



     Section 6.01  No Solicitation.
                   ---------------

     (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Seller shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage (including, but not limited to, by way of furnishing information) or take any other action to facilitate any inquiries or proposals that constitute, or could reasonably be expected to lead to a proposal or offer for a merger, consolidation, business combination, sale of assets (other than the sale of Seller's products or used equipment in the ordinary course of business), sale of shares of capital stock (including without limitation by way of a tender offer but excluding sales pursuant to existing employee and director stock plans) or similar transaction involving Seller or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing transactions being referred to in this Agreement as an "Acquisition Transaction" and any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity, or group of persons or entities, relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that
                                                         --------  -------
nothing contained in this Agreement shall prevent Seller or its Board of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or agreeing to (with the terms of any such agreement being subject to termination of this Agreement in accordance with Article VIII) or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of Seller, if and only to the extent that (1) such Person has made a written proposal to Seller's Board of Directors to consummate a fully-financed Acquisition, (2) the Board of Directors of Seller believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction that would provide greater value than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and Seller's Board of Directors determines reasonably and in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to Seller's stockholders under applicable law and (3) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in Section 5.04 hereof; or (B) complying with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any disclosure to Seller's stockholders if, in the reasonable good faith judgment of Seller's Board of Directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with its fiduciary duties to Seller's stockholders under applicable law. Seller agrees not to release any person from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgement of Seller's Board of Directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with its fiduciary duties to Seller's stockholders under applicable law.

     (b) Seller shall notify Buyer as promptly as practicable after receipt by Seller (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Seller by any person or entity that informs Seller that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Seller shall continue to keep Buyer informed, on a current basis, of the status of any such discussions or negotiations and all material terms being discussed or negotiated, which shall include, without limitation, any change to the proposed price and terms and form of payment.

     Neither the Board of Directors of Seller nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer the approval or recommendation by the Board of Directors of Seller of this Agreement or the Merger unless, following the receipt of a Superior Proposal, failing to withdraw or modify such approval or recommendation in the reasonable good faith judgement of Seller's Board of Directors, after consultation with outside legal counsel, would be inconsistent with its fiduciary duties to the Seller's stockholder's under applicable law; provided, however, that, Seller's Board of Directors shall submit this Agreement to Seller's stockholders for approval, whether or not Seller's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of Seller reject it or otherwise modifies or withdraws its recommendation.

Unless Seller's Board of Directors has withdrawn its recommendation of this Agreement in compliance herewith, Seller shall use all lawful efforts to solicit from stockholders of Seller proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

     Section 6.02  Proxy Statement/Prospectus; Registration Statement.
                   --------------------------------------------------

     (a) As promptly as practical after the execution of this Agreement, Buyer and Seller shall prepare and file with the SEC the Joint Proxy Statement, and Buyer shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Buyer may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Buyer and Seller shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of Buyer and Seller will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and will cause the Joint Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Joint Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of Buyer and Seller will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement or any filing pursuant to Section 6.02(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement, the Merger or any filing pursuant to
Section 6.02(b). Each of Buyer and Seller will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 6.02 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement, the Registration Statement or any filing pursuant to
Section 6.02(b), Buyer or Seller, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Buyer and/or Seller, such amendment or supplement.

     (b) Buyer and Seller shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     Section 6.03  Certificate of Designation.  Prior to the Closing, the Buyer
                   --------------------------
shall file the Certificate of Designation with the Secretary of State of the State of Delaware.

     Section 6.04  Access to Information.  Upon reasonable notice, Seller and
                   ---------------------
Buyer shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Seller and Buyer shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with Section
5.04 hereof. No information or knowledge obtained in any investigation pursuant to this Section 6.04 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.05  Stockholders Meetings.
                   ---------------------

     (a) The Seller, acting through its Board of Directors, shall, subject to and according to applicable law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable to ensure obtaining requisite stockholder approval following the date on which the Registration Statement becomes effective the Seller Meeting for the purpose of voting to approve and adopt this Agreement and the Merger (the "Seller Voting Proposal"). The Board of Directors of the Seller shall, subject to the fiduciary duties of the Board of Directors of Seller under applicable law as advised by outside counsel, (i) recommend approval and adoption of the Seller Voting Proposal by the stockholders of the Seller and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that in the context of an Acquisition Proposal the Board of Directors of Seller may withdraw such recommendation (and be relieved of its duty to solicit approval of Seller's shareholders but not be relieved of its obligations to call and hold the Seller Shareholder Meeting for the purposes of voting to approve and adopt the Seller Voting Proposal) if (but only if) (i) the Board of Directors of Seller has received a Superior Proposal and (ii) such Board of Directors upon advice of its outside legal counsel determines that it is required, in order to comply with its fiduciary duties under applicable law, to recommend such Superior Proposal to the stockholders of Seller. The Seller stockholder vote required for the approval of the Seller Voting Proposal shall be a majority of the outstanding shares of Seller Common stock on the record date for the Seller Meeting.

     (b) Buyer, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable to ensure obtaining requisite stockholder approval following the date on which the Registration Statement becomes effective, the Buyer Meeting for the purpose of voting (i) to amend its Certificate of Incorporation to increase its authorized Capital Stock in connection with the transactions contemplated hereby (the "Charter Proposal"), (ii) to approve the issuance of the shares of Buyer Capital Stock to be issued in the Merger (the "Buyer Voting Proposal") and (iii) to elect the Seller Nominee (as defined in Section 6.13 below) to the Board of Directors of Buyer. The Board of Directors of Buyer shall, subject to the fiduciary duties of the Board of Directors of Buyer under applicable law as advised by outside counsel, (i) recommend approval of the Charter Proposal, the Buyer Voting Proposal and the election of the Seller Nominee and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval. The Buyer stockholder vote required for approval of the Buyer Voting Proposal shall be a majority of the shares of Buyer Common Stock present or represented at the Buyer Meeting at which a quorum is present.

     Section 6.06  Legal Conditions to Merger.
                   --------------------------

     (a) Subject to the terms hereof, Seller and Buyer shall use their respective commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Seller or Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Seller and Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller and Buyer shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

     (b) Each of Seller and Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent a Seller Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

     Section 6.07  Public Disclosure.  Buyer and Seller shall use commercially
                   -----------------
reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law.

     Section 6.08  Tax-Free Reorganization.  Buyer and Seller shall each use
                   -----------------------
its best efforts to cause the Merger to qualify and be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

     Section 6.09  Stock Listing.  Buyer shall use commercially reasonable
                   -------------
efforts to cause the shares of Buyer Preferred Stock to be issued in the Merger to be listed on the Nasdaq National Market, the American Stock Exchange, the Nasdaq Small Cap Market, or the Pacific, Chicago, Boston or Philadelphia Stock Exchange, subject to official notice of issuance, on or prior to the Closing Date (the "Listing").

     Section 6.10  Brokers or Finders.  Each of Buyer and Seller represents,
                   ------------------
as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Slusser Associates, Inc., whose fees and expenses will be paid by Seller in accordance with Seller's agreement with such firm (a copy of which has been delivered by Seller to Buyer prior to the date of this Agreement), and The Value Group, L.L.C., Janney Montgomery Scott, Inc. and R.W. Presspridge & Company, Inc., whose fees and expenses will be paid by Buyer in accordance with Buyer' agreement with such firm.

     Section 6.11  Indemnification.
                   ---------------

     (a) From and after the Effective Time, Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Seller (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of such person's status as an officer or director of Seller and pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and Buyer and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined pursuant to a final judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification).

     (b) For a period of six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Seller's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer) with coverage in amount and scope at least as favorable to such persons as Seller's existing coverage; provided, that in no event shall Buyer or the Surviving
                   --------
Corporation be required to expend in excess of 200% the annual premium currently paid by Seller for such coverage.

     (c) For a period of six years after the Effective Time, Buyer shall not take any action, and shall cause the Surviving Corporation not to take any action, to amend the provisions of the Certificate of Incorporation or bylaws of the Surviving Corporation relating to indemnification of officers and directors.

     (d) The provisions of this Section 6.11 are intended to be an addition to the rights otherwise available to the current officers and directors of Seller by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 6.12  Financing Commitment.  Buyer shall use commercially
                   --------------------
reasonable efforts to obtain a commitment for the financing necessary to perform all of its obligations under this Agreement and all agreements contemplated hereby or necessary thereto (the "Financing Commitment").

     Section 6.13  Board Representation.  Seller shall be entitled to designate
                   --------------------
an individual, reasonably acceptable to Buyer, to stand for election to the Board of Directors of Buyer (the "Seller Nominee"). Buyer shall use reasonable efforts to cause its Board of Directors to nominate the Seller Nominee to stand for election to the Board of Directors of Buyer at the Buyer Meeting and at each meeting of the stockholders of Buyer held thereafter at which directors are to be elected until the fifth anniversary of the Closing Date.

                                  ARTICLE VII

                             CONDITIONS TO MERGER



     Section 7.01  Conditions to Each Party's Obligation To Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a)  Stockholder Approval.  The Seller Voting Proposal shall have been
          --------------------
approved and adopted by the affirmative vote of the holders of a majority of the shares of Seller Common Stock outstanding on the record date for the Seller Meeting and the Charter Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Buyer Common Stock outstanding on the record date for the Buyer Meeting.

     (b)  HSR Act.  The waiting period applicable to the consummation of the
          -------
Merger under the HSR Act shall have expired or been terminated.

     (c)  Approvals.  Other than the filing provided for by Section 1.02, all
          ---------
authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or Seller Material Adverse Effect shall have been filed, been obtained or occurred.

     (d)  Registration Statement.  The Registration Statement shall have become
          ----------------------
effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (e)  No Injunctions.  No Governmental Entity (including any federal, state
          --------------
or court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order) or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (f)  Tax Opinion.  Seller shall have received a written opinion of Hale and
          -----------
Dorr LLP to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) Seller, Sub and Buyer will each be "party to a reorganization" within the meaning of Section 368(b) of the Code, and (iii) holders of Seller Common Stock should not recognize gain or loss for United States federal income tax purposes upon the exchange of their Seller Common Stock solely for Buyer Common Stock and Buyer Preferred Stock in the Merger. Such opinion may rely on representation letters from the Buyer, Sub and Seller, which are substantially in the forms heretofore provided by Seller's counsel to Buyer's counsel or otherwise customary for a transaction of this type, and which includes a representation of the

Buyer that it has no present plan or intention to cause the redemption of the Buyer Preferred Stock pursuant to its terms.

     (g)  Opinion of Financial Advisor.  The financial advisor of Seller,
          ----------------------------
Slusser Associates, Inc., shall have delivered to Seller, no later than August 18, 1999, an opinion dated on or about the date of this Agreement to the effect, as of such date, that the terms of the transactions contemplated by this Agreement, taken as a whole, are fair to the holders of Seller Common Stock from a financial point of view.

     (h)  Certificate of Designation.  The text of the Certificate of
          --------------------------
Designation shall have been agreed to by Buyer and Seller by August 18, 1999.

     (i)  Consulting and Non-Competition Agreements.  The Buyer and each of T.
          -----------------------------------------
Kyle Standley, Ralph W. Standley III and Richard G. Kelly, as the case may be, shall have executed and delivered to the other party thereto Consulting Agreements substantially in the form attached hereto as Exhibit B and Non-
                                                        ---------
Competition Agreements substantially in the form attached hereto as Exhibit C.
                                                                    ---------
The compensation to be paid to T. Kyle Standley, Ralph W. Standley III and Richard G. Kelly under such agreements shall be as determined to be fair and reasonable by a third party expert selected by Seller and approved by Buyer, which approval shall not be unreasonably withheld.

     (j)  Certain Agreements.  Buyer, T. Kyle Standley and Ralph W. Standley III
          ------------------
will execute and deliver a five-year international development agreement and a ten-year international non-competition agreement on terms to be negotiated in good faith by such parties (the "International Development Agreements"). The compensation to be paid to T. Kyle Standley and Ralph W. Standley III under the International Development Agreements shall be as determined to be fair and reasonable by a compensation consultant selected by Seller and approved by Buyer, which approval shall not be unreasonably withheld.

     Section 7.02  Additional Conditions to Obligations of Buyer and Sub .  The
                   -----------------------------------------------------
obligations of Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer and Sub:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and
(ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect or a Buyer Material Adverse Effect; and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller to such effect.

     (b)  Performance of Obligations of Seller.  Seller shall have performed in
          ------------------------------------
all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Buyer shall have received at the Closing a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller to such effect.

     (c)  Due Diligence.  The satisfactory completion, as determined by Buyer,
          -------------
of Buyer's due diligence regarding Seller and Seller's Subsidiaries may be asserted as a basis to terminate this Agreement at Buyer's sole and unfettered discretion at any time prior to 5:00 p.m., California time, on August 22, 1999; provided that Buyer may not assert the failure of this condition after such time and date; provided further that Buyer shall have no obligation to disclose its basis for asserting the failure of this condition.

     (d)  Disclosure Schedules.  Buyer's satisfaction with the Seller Disclosure
          --------------------
Schedules may be asserted as a basis to terminate this Agreement at Buyer's sole and unfettered discretion at any time prior to 5:00 p.m., California time, on August 18, 1999; provided that Buyer may not assert the failure of this condition after such time and date unless the Seller Disclosure Schedules were delivered after July 30, 1999, in which case such date shall be extended by the number of days after July 30, 1999 that the Seller Disclosure Schedules were delivered.

     (e)  No Material Adverse Effect.  Since May 2, 1999, there shall not have
          --------------------------
occurred any Seller Material Adverse Effect and Buyer shall have received at the Closing a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller to such effect.

     (f)  Financing.  Buyer shall have obtained or arranged for financing in an
          ---------
amount sufficient to consummate the transactions contemplated by this agreement and on terms acceptable to Buyer in its sole discretion.

     (g)  Limitation on Indebtedness.  In no event shall the aggregate of all
          --------------------------
notes payable, loans payable, accounts payable and other indebtedness of Seller immediately prior to the Effective Time, exceed $100,000,000 and Buyer shall have received at the Closing a certificate signed on behalf of Seller by the chief executive officer and the chief financial offer of Seller to such effect.

     (h)  Inventory.  Notwithstanding any other provision in this Agreement, the
          ---------
total number of pre-recorded video cassettes, video discs and video games as part of Seller's rental and sale inventory at the Closing shall be no less than 2,600,000 units, and Buyer and shall have received at the Closing a certificate signed on behalf of Seller by the chief executive officer and the chief financial offer to Seller to such effect.

     (i)  Consents.  All consents and approvals listed on Schedule 3.03(b) shall
          --------
have been obtained, except such as would not, individually or in the aggregate, have a Seller Material Adverse Effect.

     (j)  Buyer Voting Proposal.  The Buyer Voting Proposal shall have been
          ---------------------
approved by the affirmative vote of the holders of a majority of the Shares of Buyer

Common Stock present or represented at the Buyer Meeting at which a quorum is present.

     (k)    Fairness Opinion.  No later than August 18, 1999, Buyer shall have
            ----------------
received a written opinion of its financial advisor, Janney Montgomery Scott Inc., to the effect that, as of the date of such opinion, that the terms of the transactions contemplated by this Agreement, taken as a whole, are fair to the holders of Buyer's stockholders from a financial point of view.

     (l)    No Litigation.  No suit, action, investigation, inquiry or other
            -------------
proceeding (derivative or otherwise) by any Governmental Entity or other person or entity shall have been instituted or threatened which (i) questions the validity or legality of the transactions contemplated by this Agreement or (ii) otherwise relates to the transactions contemplated by this Agreement and would be reasonably likely to have a Seller Material Adverse Effect.

     (m)    Voting Agreements. No later than August 18, 1999, T. Kyle Standley,
            -----------------
Trent Standley, Ralph W. Standley III and their respective affiliates who held, beneficially or of record, capital stock of Seller, shall have entered into agreements, on terms to be negotiated in good faith and customary in transactions such as that contemplated by this Agreement, requiring them to vote all such stock in favor of the Seller Voting Proposal (as defined above).

     (n)    Dissenters' Rights.  Any Dissenting Shares (as defined in Section
            ------------------
2.01) shall not exceed 5% of the shares of Seller Common Stock issued and outstanding immediately prior to the Effective Time.

     Section 7.03  Additional Conditions to Obligations of Seller .  The
                   ----------------------------------------------
obligation of Seller to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

     (a)    Representations and Warranties.  The representations and warranties
            ------------------------------
of Buyer and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Buyer Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Seller shall have received at the Closing a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

     (b)    Performance of Obligations of Buyer and Sub.  Buyer and Sub shall
            -------------------------------------------
have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received at the Closing a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

     (c)    Certificate of Designation.  The Certificate of Designation shall
            --------------------------
have been filed with the Secretary of State of the State of Delaware.

     (d)    Satisfaction of Indebtedness.  Buyer shall have entered into an
            ----------------------------
agreement with PNC Bank, N.A. ("Agent"), as agent for the several lenders to Seller (the "Lenders"), providing for the satisfaction of Seller's indebtedness to the Lenders.

     (e)    Due Diligence.  The satisfactory completion, as determined by
            -------------
Seller, of Seller's due diligence regarding Buyer may be asserted as a basis to terminate this Agreement at Seller's sole and unfettered discretion at any time prior to 5:00 p.m., California time, on August 22, 1999; provided that Seller may not assert the failure of this condition after such time and date; and provided further that Seller shall have no obligation to disclose its basis for asserting the failure of this condition.

     (f)    Disclosure Schedules.  Seller's satisfaction with the Buyers
            --------------------
Disclosure Schedules may be asserted as a basis to terminate this Agreement at Seller's sole and unfettered discretion at any time prior to 5:00 p.m., California time, on August 18, 1999; provided that Seller may not assert the failure of this condition after such time and date unless the Buyer Disclosure Schedules were delivered after July 30, 1999, in which case such date shall be extended by the number of days after July 30, 1999 that the Buyer Disclosure Schedules were delivered.

     (g)    Voting Agreements. No later than August 18, 1999, persons who hold,
            -----------------
beneficially, or have the power to vote at least 40% of the outstanding capital stock of Buyer shall have entered into agreements, on terms to be negotiated in good faith and customary in transactions such as that contemplated by this Agreement, requiring them to vote all such stock in favor of the Buyer Voting Proposal and the Seller Nominee.


                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.01  Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or Buyer:

     (a)    by mutual written consent of Buyer and Seller; or

     (b) by either Buyer or Seller if the Merger shall not have been consummated by December 31, 1999 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Buyer or Seller if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by Buyer or Seller if (x) at the Seller Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Seller in favor of the Seller Voting Proposal shall not have been obtained; or if (y) at the Buyer Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the Charter Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

     (e) by Buyer, if (i) the Board of Directors of Seller shall have withdrawn or modified its recommendation of the Seller Voting Proposal; (ii) after the receipt by Seller of an Acquisition Proposal, Buyer requests in writing that the Board of Directors of Seller reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of Seller fails to do so within 10 business days after its receipt of Buyer' request; (iii) the Board of Directors of Seller shall have recommended to the stockholders of Seller an Acquisition Proposal; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Seller Common Stock is commenced (other than by Buyer or an Affiliate of Buyer) and the Board of Directors of Seller does not recommend that the stockholders of Seller not tender their shares in such tender or exchange offer; or (v) for any reason Seller fails to call and hold the Seller Meeting by the Outside Date; or

     (f) by Seller, if (i) the Board of Directors of Buyer shall have withdrawn or modified its recommendation of the Buyer Voting Proposal; or (ii) for any reason Buyer fails to call and hold the Buyer Meeting by the Outside Date;

     (g) by Buyer or Seller, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.02(a) or (b) (in the case of termination by Buyer) or 7.03(a) or (b) (in the case of termination by Seller) not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party; or

     (h) by Seller, if the condition set forth in Section 7.03(g) shall not have been satisfied.

     (i) by Buyer, if the condition set forth in Section 7.02(m) shall not have been satisfied.

     Section 8.02  Effect of Termination.  In the event of termination of this
                   ---------------------
Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Seller, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.04, 6.10, 8.03 and Article IX; provided that any such termination shall not limit liability for any willful breach of this Agreement and the provisions of Sections 5.04, 6.10, 8.03 and Article IX of this Agreement.

     Section 8.03  Fees and Expenses.
                   -----------------

     (a) Except as set forth in this Section 8.03, each party shall be responsible for its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     (b) In the event that Buyer, after receiving a Financing Commitment, shall fail to perform its obligations hereunder by December 31, 1999 for any reason other than the failure of the conditions set forth in Section 7.01 or 7.02, Buyer shall, in no event later than the earlier of December 31, 1999 or two days after any such failure to perform, pay Seller the Buyer Termination Fee by wire transfer of same day funds to a bank account designated by Seller, which amount shall be liquidated damages for Buyer's breach of this Agreement.

     (c)    In the event that:

            (i) any Person shall have made an Acquisition Proposal to the Seller or to its stockholders and thereafter this Agreement is terminated (A) by either party pursuant to Section 8.01(b) or (B) by either party pursuant to Section 8.01(d) as a result of the required approval of the Seller's stockholders having not be obtained; or

            (ii) this Agreement is terminated by Buyer pursuant to Section 8.01(g) or 8.01(e),

then, in any such case, Seller shall in no event later than two days after such termination pay Buyer the Seller Termination Fee by wire transfer of same day funds to a bank account designated by Buyer.

     (d) In the event that this Agreement is terminated (i) by Buyer pursuant to Section 8.01(b) as a result of Seller's breach of any of Seller's representations, warranties, covenants or agreements set forth in this Agreement or Section 8.01(e) or (ii) by either party pursuant to Section 8.01(d) as a result of the required approval of Seller's stockholders having not been obtained (provided for purpose of this clause (ii) only that the requisite approval of Buyer's stockholders has been obtained), then, after any such termination, Seller shall reimburse Buyer, promptly after being requested to do so by Buyer, for all out-of-pocket costs and expenses (up to a maximum of $750,000) actually incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys, financial advisors, commercial banks, experts and consultants.

     (e) In the event that this Agreement is terminated (i) by Seller pursuant to Section 8.01(b) as a result of Buyer's breach of any of Buyer's representations, warranties, covenants or agreements set forth in this Agreement or Section 8.01(f) or (ii) by either party pursuant to Section 8.01(d) as a result of the required approval of Buyer's stockholders having not been obtained (provided for purpose of this clause (ii) only that the requisite approval of Seller's stockholders has been obtained), then, after any such termination, Buyer shall reimburse Seller, promptly after being requested to do so by Buyer, for all out-of-pocket costs and expenses (up to a maximum of $750,000) actually incurred by Seller in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys, financial advisors, commercial banks, experts and consultants.

     (f) As used in this Agreement "Buyer Termination Fee" shall be an amount equal to $10,000,000 and "Seller Termination Fee" shall be an amount equal to $3,000,000, if this Agreement is terminated prior to Buyers receipt of a Financing Commitment and $4,000,000 if this Agreement is terminated thereafter.

     (g) Notwithstanding any provision herein to the contrary, irrespective of which party first gives notice of termination, no party to this Agreement determined to be in breach of this Agreement shall be entitled to collect any payment under this Article VIII.

     The parties acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if Seller fails to promptly pay the Seller Termination Fee or the fees and expenses of Buyer or if the Buyer fails to pay the Buyer Termination Fee or the fees and expenses of Seller, each as required by this Section 8.03, and in order to obtain such payment the non-defaulting party commences a suit which results in a judgment against the defaulting party for any amount of the fees and expenses set forth in this Section 8.03, the defaulting party shall pay to the non-defaulting party its costs and expenses i(including attorney's fees) in connection with such suit together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

     Section 8.04  Amendment.  This Agreement may be amended by the parties
                   ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or of Buyer, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.05  Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE IX

                                 MISCELLANEOUS


     Section 9.01  Nonsurvival of Representations, Warranties and Agreements.
                   ---------------------------------------------------------
None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 1.04, 2.01, 2.02, 5.04, 6.10, 6.11 and Article IX.

     Section 9.02  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Buyer or Sub, to:

               Video City Inc.
               370 Amapola Avenue, Suite 208
               Torrance, CA 90501
               Attention:  Chief Executive Officer

               with a copy to:

               Latham & Watkins
               650 Town Center Drive, 20th Floor
               Costa Mesa, CA  92626
               Attention:  William J. Cernius, Esq.
               Telecopy:  (714) 755-8290


          (b)  if to Seller, to:

               West Coast Entertainment Corporation
               One Summit Square, Suite 200

               Route 413 & Double Woods Road
               Langhorne, PA 19047

               with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA 02109
               Attn: John H. Chory, Esq.
               Telecopy: (617) 526-5000

     Section 9.03  Interpretation.  When a reference is made in this Agreement
                   --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 1, 1999. The words "include," "includes" and "including" when used herein shall be deemed in each case to be following by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the Chairman, Chief Executive Officer, Chief Financial Officer, any Vice President or Controller of such party, has actual knowledge of such matter.

     Section 9.04  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.05  Entire Agreement; No Third Party Beneficiaries.  This
                   ----------------------------------------------
Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.11 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Seller nor Buyer makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 9.06  Governing Law.  This Agreement shall be governed and
                   -------------
construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 9.07  Jurisdiction.  Each of the parties hereto (i) consents to
                   ------------
submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     Section 9.08  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.09  Severability.  In the event that any provision of this
                   ------------
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     Section 9.10.  WAIVER OF JURY TRIAL.  EACH OF BUYER, SELLER AND SUB
                    --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     IN WITNESS WHEREOF, Buyer, Sub and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                    VIDEO CITY, INC.



                                    By: /s/ Robert Y. Lee
                                       ------------------------------------
                                            Robert Y. Lee

                                    Title: Chairman/Chief Executive Officer
                                           --------------------------------

     KEYSTONE MERGER CORP.


                                    By: /s/ Robert Y. Lee
                                       ------------------------------------
                                            Robert Y. Lee

                                    Title: President
                                           --------------------------------


                                    WEST COAST ENTERTAINMENT CORPORATION


                                    By: /s/ Richard G. Kelly
                                       ------------------------------------
                                            Richard G. Kelly

                                    Title: Chief Financial Officer
                                           --------------------------------

                                                                       EXHIBIT A
                                                                       ---------
                       Terms of Series F Preferred Stock
                       ---------------------------------

Issuer...................     Video City, Inc.

Issue....................     704,235 Shares of Series F Convertible Redeemable
                              Preferred Stock

Stated Value.............     $17,605,875, or $25 per share

Liquidation Preference...     Mandatory redemption at stated value plus accrued
                              but unpaid dividends (to be paid either in cash or in Common Stock of the Issuer at the Issuer's election) in the event of a liquidation, dissolution, merger, consolidation or sale of substantially all assets

Dividends...............      5%, or $1.25 per share, payable quarterly at the
                              issuer's election in (a) cash or (b) registered shares of the issuer's common stock valued as of the issuance date in the same manner as the Base
                              Price is calculated as of the Closing Date in
                              Section 2.01(d) of the Agreement and Plan of Merger or (c) additional shares of Series F
                              Preferred Stock valued at its stated value

Optional Redemption.....      At any time at the issuer's election for an amount
                              equal to the liquidation preference payable, at the issuer's election, in cash or in registered shares of the issuer's common stock valued as of the issuance date in the same manner as the Base
                              Price is calculated as of the Closing Date in
                              Section 2.01(d) of the Agreement and Plan of Merger

Ranking.................      Junior to all existing and future issuances of
                              preferred stock

Voting Rights...........      One vote per share

Conversion..............      Convertible at the election of the holder into
                              Common Stock at a conversion price of $14.00 per share

                                                                       EXHIBIT B
                                                                       ---------

                                 CONSULTING AGREEMENT
                                 --------------------

     THIS CONSULTING AGREEMENT (the "Agreement"), made this ____ day of _________, 1999 is entered into by Video City, Inc., a Delaware corporation having a principal place of business at _________________________________ (the "Company"), and ________________, residing at _____________________________ (the
"Consultant").

                                 INTRODUCTION
                                 ------------

     The Company, West Coast Entertainment Corporation ("West Coast") and Keystone Acquisition Corp., a wholly-owned subsidiary of the Company, have entered into an Agreement and Plan of Merger as of the date hereof (the "Merger Agreement"). The Consultant has served as the ___________________ of West Coast. The Company desires to retain the services of the Consultant, and the Consultant desires to perform certain services for the Company, in each case relating to transitional matters following the Merger (as defined in the Merger Agreement). In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1.   Services.  During the Consultation Period (as defined below), the
          --------
Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company (consistent with Consultant's obligations under any other agreement between Consultant and the Company) in order to assist the Company in an orderly transition of control over the day to day operations and management of West Coast after the Merger.

     2.   Term.  This Agreement shall commence on the date hereof and shall
          ----
continue for a period of 120 days after such date (such period, as it may be extended, being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4. After the expiration of the Consultation Period, the Consultant shall continue to be available to provide such services to the the Company as the Consultant and the Company may mutually agree.

     3.   Compensation.
          ------------

          3.1  Consulting Fees.  The Company shall pay to the Consultant a
               ---------------
consulting fee of $____________. Such fee shall be paid as follows: __________ ___________________________________________. Such fee shall be non-refundable.

          3.2  Reimbursement of Expenses.  The Company shall reimburse the
               -------------------------
Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof.

Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $500 per month without the prior written approval of the Company.

          3.3  Benefits.  The Consultant shall not be entitled to any benefits,
               --------
coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

     4.   Termination.  The Company may terminate the Consultation Period,
          -----------
effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of this Agreement.

     5.   Cooperation.  The Consultant shall use his best efforts in the
          -----------
performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

     6.   Inventions and Proprietary Information.
          --------------------------------------

          6.1  Inventions.
               ----------

               (1) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of the Company which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, during the Consultation Period or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company's expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. The Consultant also hereby waives all claims to moral rights in any Inventions.

               (2) The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

          6.2  Proprietary Information.
               -----------------------

               (1) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

               (2) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

               (3) The Consultant's obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

               (4) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

               (5) The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

               (6) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of the Company under such agreements.

          6.3  Remedies.  The Consultant acknowledges that any breach of the
               --------
provisions of this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

     7.   Independent Contractor Status. The Consultant shall perform all
          -----------------------------
services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

     8.   Notices.  All notices required or permitted under this Agreement shall
          -------
be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the addresses set forth above or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9.   Pronouns.  Whenever the context may require, any pronouns used in this
          --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by both the Company and the Consultant.

     12.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the State of Delaware.

     13.  Successors and Assigns.  This Agreement shall be binding upon, and
          ----------------------
inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

     14.  Miscellaneous.
          -------------

          14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          14.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.



             [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              VIDEO CITY, INC.

                              By:____________________________

                              Title:_________________________

                              CONSULTANT


                              _______________________________
                              [NAME]

                                                                       EXHIBIT C
                                                                       ---------

                           NON-COMPETITION AGREEMENT
                           -------------------------

     This Agreement is made this ________ day of ____, 1999 between Video City, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and _________________ (the "Principal"), and is made in connection with the Company's acquisition of West Coast Entertainment Corporation, a Delaware corporation ("West Coast"), as of the date hereof.

     WHEREAS, the Principal has served as the _________________ of West Coast;

     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated July 29, 1999, by and among West Coast, the Company and Keystone Acquisition Corp., a wholly owned subsidiary of the Company (the "Merger Agreement");

     WHEREAS, the Company desires to protect the value of its investment in acquiring West Coast pursuant to the terms of the Merger Agreement by securing the Principal's agreement to undertake certain obligations and to refrain from certain activities; and

     WHEREAS, the Principal agrees to undertake certain obligations and to refrain from certain activities for the Company's benefit.

     NOW, THEREFORE, for good and valuable consideration and in consideration of the amounts to be paid to the Principal by the Company pursuant to Section 2 of this Agreement and the obligations that the Principal hereby agrees to undertake for the benefit of the Company, the Principal and Company each agree as follows:

     1.   Non-Competition.
          ---------------

          (a) For the five (5) year period commencing on the date hereof through and including the fifth anniversary of the date hereof, the Principal will not directly or indirectly, engage in any business or enterprise (whether as owner, partner, officer, director, employee, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a company or as a holder of shares of the Company) involved in the retail sale or rental of pre-recorded movies and electronic games (the "Business") anywhere in the Territory (as defined below). In addition, the Principal will not influence or attempt to influence any person who has been, is or will become a contracting party with West Coast or the Company to terminate or amend any written or oral agreement with West Coast or the Company.

          (b) For purposes of this Agreement, the "Territory" shall mean all counties within the United States.

     2.   Consideration.
          -------------

          (a) In consideration of the obligations the Principal agrees to undertake in this

Agreement, the Company shall pay to the Principal $_____________, to be paid as follows: _______________________________________________________.

          (b)  The amounts payable by the Company to the Principal pursuant to
Section 2(a) shall become immediately due and payable without notice or demand upon any default in the payment of any amount due to the Principal under this or any other agreement or instrument between the Company and the Principal when such amount is due.

          (c) All payments by the Company pursuant to this Agreement shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Company shall hold the Principal harmless from all liabilities with respect to or resulting from any delay or omission to make such deduction or withholding required by law.

          (d) The Company shall pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Principal in enforcing the obligations of the Company under this Section 2.

     3.   Miscellaneous.
          -------------

          (a)  Extension.  If the Principal violates the provisions of Section
               ---------
1, the Principal shall continue to be bound by the restrictions set forth in
Section 1 until a period of five (5) years has expired without any violation of such provisions.

          (b)  No Employment Contract.  The Principal acknowledges that this
               ----------------------
Agreement does not constitute a contract of employment.

          (c)  Interpretation.  If any restriction set forth in Section 1 is
               --------------
found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (d)  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (e)  Waiver of Rights.  No delay or omission by the Company in
               ----------------
exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

          (f)  Equitable Remedies.  The restrictions contained in this Agreement
               ------------------
are necessary for the protection of the business and goodwill of the Company and are considered by the Principal to be reasonable for such purpose. The Principal agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Principal agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance, injunctive and other equitable relief.

          (g)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware.


              [Remainder of this page intentionally left blank.]

     THE PRINCIPAL ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

                                      VIDEO CITY, INC.


Date: ______________________, 1999    By:____________________________


                                      PRINCIPAL:

                                      [NAME]


Date:_______________________          _______________________________
                                      (Signature)